                              [LUMENON LETTERHEAD]

             LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY FILES CHAPTER 11 WITH
                 UNITED STATES BANKRUPTCY COURT, DISTRICT OF DELAWARE

      MONTREAL, QUEBEC, February 10, 2003, -- Lumenon Innovative Lightwave Technology, Inc. (NASDAQ SC: LUMM), announced that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on Sunday February 9, 2003, with the United States Bankruptcy Court, District of Delaware.
      In making this filing the Board of Directors believes that it is in the best interests of the corporation, its creditors, stockholders, and other interested parties that the Company seek relief under the provisions of chapter 11.

      ABOUT LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.:

      Lumenon Innovative Lightwave Technology, Inc., a photonic materials science and process technology company, designs, develops and builds optical components and integrated optical devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices, based upon Lumenon's proprietary materials and patented PHASIC(TM) design process and manufacturing methodology, offer system manufacturers greater functionality in smaller packages and at lower cost than incumbent discrete technologies. Lumenon(TM) is a trademark of Lumenon Innovative Lightwave Technology, Inc.

      For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at http://www.lumenon.com.

                                     (more)

Lumenon Files for Chapter 11                                                   2

                                      # # #

      Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that we may be unable to obtain funding to meet our future capital needs, which could cause us to delay or abandon some or all of our anticipated spending, cut back our operations, sell assets, license our technologies to third parties or to cease operations; that we have a history of losses, we expect future losses and our future profitability is uncertain; that we are a development stage company with no experience in manufacturing and marketing our products; that the markets in which we compete are experiencing a challenging period and will for the foreseeable future continue to experience the effects of the market downturn; that the markets in which we compete are highly competitive and subject to rapid technological change; that we may not be able to compete successfully if we are unable to successfully develop new and evolving products; and other factors discussed in our most recent quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.

      You may register to receive Lumenon Innovative Lightwave Technology, Inc., future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "KCSA Interactive Platform" icon at www.kcsa.com.



      8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6,
      Tel: 514.33.3738, Fax: 514.331.1272 www.lumenon.com